Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 and Form S-1 of our reports (i) dated August 14, 2007, except as to Notes 2, 3 and 12, which are as of October 31, 2007, relating to the consolidated financial statements of The Procter & Gamble Company and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)”) appearing in the report on Form 8-K of The Procter & Gamble Company and subsidiaries dated October 31, 2007 and (ii) dated August 14, 2007 relating to management’s report on the effectiveness of internal control over financial reporting incorporated by reference in the Annual Report on Form 10-K of The Procter & Gamble Company and subsidiaries for the year ended June 30, 2007. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

July 18, 2008